BBX Capital Corporation Reports Financial Results

For the First Quarter 2020

FORT LAUDERDALE, Florida – May 11, 2020 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended March  31, 2020.

Selected highlights of BBX Capital’s consolidated financial results include:

First Quarter 2020 Compared to First Quarter 2019:

•	Total consolidated revenues of $204.1 million vs. $217.4 million
•	Net loss attributable to shareholders of $(28.3) million vs. net income attributable to shareholders of $1.5 million
•	Diluted loss per share of $(0.31) vs. diluted earnings per share of $0.02
•	Adjusted EBITDA of $3.9 million vs. $13.1 million (1)
•	Free cash flow of $(36.5) million vs. $(16.3) million (1)
(1)

See the supplemental tables included in this release for a reconciliation of BBX Capital’s net income to Adjusted EBITDA and its cash flow from operating activities to free cash flow. BBX Capital’s Adjusted EBITDA excludes certain items that the Company believes are not representative of ongoing operating results, including, but not limited to, $28.3 million of impairments of goodwill and long-lived assets primarily associated with the effects of the COVID-19 pandemic and $4.5 million of severance charges incurred as a result of the pandemic.

Balance Sheet as of March  31, 2020 Compared to December 31, 2019:

•	Total consolidated assets in each period of $1.8 billion
•	Total shareholders’ equity of $521.9 million vs. $549.8 million
•	Fully diluted book value per share of $5.40 vs. $5.84 (2)
(2)	Fully diluted book value per share is shareholders’ equity divided by the number of Class A and Class B common shares and unvested restricted stock awards outstanding as of period end.

“As we watch the COVID-19 pandemic continue to evolve, threatening the health and lives of people and families, and significantly impact the local and national economies, our hearts go out to the communities and individuals, including healthcare workers and first responders, most deeply hit by the crisis,” commented Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital Corporation.

“During March and continuing into April we believe we took prudent financial steps at our portfolio companies to increase liquidity, strengthen our financial position, and manage expenses through cost saving initiatives. These included drawing down lines of credit, reducing or eliminating planned capital expenditures, temporarily ceasing certain operations and closing resorts and retail locations, suspending the quarterly dividend paid to shareholders, and lowering headcount through layoffs and furloughs.

“The extraordinary conditions we are experiencing required us to take wide-ranging actions which unfortunately impacted many of our Associates. I want to thank our Associates for their character and integrity as they continue to help our customers every way they can.  Our objective at BBX Capital has been long term growth as measured by increases in book value and intrinsic value over time, and despite the challenging environment we find ourselves in, we remain committed to that goal,” Levan concluded.

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly

Report on Form 10-Q for the quarter ended March 31, 2020,  which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow. Please see the supplemental tables herein for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

COVID-19 Update

The COVID-19 pandemic has been, and continues to be, an unprecedented disruption in the U.S. and global economies and in the industries in which the Company operates due to, among other things, government ordered “shelter in place” and “stay at home” health orders and advisories, travel restrictions, and restrictions on business operations, including required closures of resorts and retail locations. The disruptions arising from the pandemic and the reaction of the general public had a significant adverse impact on the Company's financial condition and operations during the three months ended March 31, 2020 and continues to adversely impact the Company. Furthermore, the duration and severity of the pandemic and related disruptions, as well as the adverse impact on economic and market conditions, are uncertain.

As previously disclosed, Bluegreen temporarily closed all of its VOI sales centers; its retail marketing operations at Bass Pro Shops, Cabela’s stores, and outlet malls; and the Choice Hotels call transfer program.  In connection with these actions, Bluegreen canceled existing owner reservations through May 15, 2020 and new prospect guest tours through June 30, 2020.  Further, some of Bluegreen’s Club and Club Associate Resorts were closed in accordance with government mandates and advisories. Bluegreen is currently developing a plan to reopen these operations, including accepting guests as of May 16, 2020 and reopening VOI sales centers and marketing operations beginning June 1, 2020 on a phased schedule. BBX Sweet Holdings temporarily closed all of its IT’SUGAR retail locations, although it currently expects to reopen a minimum of 10 of its IT’SUGAR retail locations on May 15, 2020. BBX Capital Real Estate and Renin are experiencing uncertainty in demand for their products.

Although the impact of the COVID-19 pandemic on the Company’s principal investments, including management’s efforts to mitigate the effects of the pandemic, has varied, BBX Capital and its subsidiaries have taken steps to manage expenses through cost saving initiatives and reductions in employee head count and to increase liquidity and strengthen the Company’s financial position, including drawing cash from certain available lines of credit, reducing planned capital expenditures, and suspending the payment of quarterly dividends. As of March 31, 2020, the Company’s consolidated cash and cash equivalents were $397.5 million, including $137.8 million held directly by BBX Capital.

The impact of the pandemic on the Company’s consolidated results of operations, cash flows, and financial condition in 2020 is expected to be material. Furthermore, although the duration and severity of the effects of the pandemic are uncertain, it is expected that demand for many of the Company’s products and services may remain weak for a significant length of time, and the Company cannot predict if and when the industries in which the Company operates will return to pre-pandemic levels.

For additional information with respect to the impact of the COVID-19 pandemic on BBX Capital and its principal investments, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Financial Results

The following selected information relates to the financial results of Bluegreen Vacations,  BBX Capital Real Estate,  BBX Sweet Holdings, and Renin.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

First Quarter 2020 Compared to First Quarter 2019:

•	Sales of Vacation Ownership Interests (“VOIs”) of $45.1 million vs. $51.7 million
•	System-wide sales of VOIs of $137.4 million vs. $129.7 million
•	Fee-based sales commissions of $41.4 million vs. $45.2 million
•	Other fee-based services revenue of $29.3 million vs. $29.6 million
•	Income before income taxes of $1.0 million vs. $22.2 million
•	Adjusted EBITDA of $11.0 million vs. $26.2 million (3)
•	Free cash flow of $(16.8) million vs. $3.4 million (3)
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA and its cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations, and risks can be found in Bluegreen Vacations’ Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which will be available on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com, upon filing with the SEC, which is expected to occur no later than May 11, 2020.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

First Quarter 2020 Compared to First Quarter 2019:

•	Revenues of $7.0 million vs. $6.5 million
•	Equity in net earnings (losses) of unconsolidated real estate joint ventures of $0.6 million vs. $(17,000)
•	Income before income taxes of $4.1 million vs. $2.4 million

BBXRE’s operating results for the quarter ended March 31, 2020 as compared to the same 2019 period primarily reflects an increase in net profits from the sale of developed lots to homebuilders at the Beacon Lake Community development,  an increase in recoveries from loan losses primarily due to a settlement in 2020 with a financial institution servicing loans for BBXRE, and an increase in equity in earnings of unconsolidated real estate joint ventures primarily due to the Altis at Wiregrass’s sale of its 392 unit multifamily apartment community in Tampa, Florida in March 2020, partially offset by lower gains on the sale of real estate assets.

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ (“BBXSH”) financial results include:

First Quarter 2020 Compared to First Quarter 2019:

•	Trade sales of $21.3 million vs. $22.1 million
•	Gross margin of $6.6 million vs. $6.7 million
•	Gross margin percentage of 30.8% vs. 30.4%
•	Loss before income taxes of $(28.9) million vs. $(3.3) million
•	Adjusted EBITDA of $(2.5) million vs $(1.8) million (4)
(4)	See the supplemental tables included in this release for a reconciliation of BBX Sweet Holdings’ net income to Adjusted EBITDA.

Although BBX Sweet Holdings’ results from operations improved for the first two months of 2020 as compared to 2019, reflecting, among other things, IT’SUGAR’s opening of a three story candy department store at American Dream in New Jersey in December 2019 and the opening of three other stores in 2019, BBX Sweet Holdings has been materially adversely impacted by the effects of the COVID-19 pandemic, including the closure of all of its IT’SUGAR retail locations as of March 31, 2020.

BBXSH’s operating results for the quarter ended March 31, 2020 as compared to the same 2019 period primarily reflect the recognition of $24.7 million of impairment losses related to goodwill and long-lived assets in 2020 associated with the impact of the COVID-19 pandemic on BBXSH’s operations and financial condition.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

First Quarter 2020 Compared to First Quarter 2019:

•	Trade sales of $17.4 million vs. $19.3 million
•	Gross margin of $3.2 million vs. $4.2 million
•	Gross margin percentage of 18.2% vs. 21.9%
•	Income before income taxes of $714,000 vs. $1.1 million
•	Adjusted EBITDA of $0.9 million vs $1.6 million (5)
(5)	See the supplemental tables included in this release for a reconciliation of BBX Sweet Holdings’ net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended March  31, 2020 as compared to the same 2019 period primarily reflect a  decrease in trade sales resulting primarily from sales programs to two retail customers in the 2019 period that were not repeated in the 2020 period and a decrease in gross margin percentage, which reflects a shift in its customer mix towards lower margin commercial customers and an increase in tariffs on products imported from China.

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 221,000 owners, 68 Club and Club Associate Resorts, and access to nearly 11,350 other hotels and resorts through partnerships and exchange networks as of December  31, 2019. Bluegreen Vacations also offers a portfolio of fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts:

Kip Hunter Marketing, Nicole Lewis / Shannon O’Malley

954-765-1329, Email: nicole@kiphuntermarketing.com,  shannon@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of the Company that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this report and in the Company’s other reports filed with the SEC. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and all such information should only be viewed as historical data.

Future results and the accuracy of forward-looking statements may be affected by various risks and uncertainties, including the risk factors applicable to the Company which are described in “Item 1. Business – Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) and the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2020. These risks and uncertainties also include risks relating to public health issues, including, in particular, the COVID-19 pandemic, as it is not currently possible to accurately assess the expected duration and effects of the pandemic on our business. These include required closures of resorts and retail locations, travel and business restrictions, “shelter in place” and “stay at home” orders and advisories, volatility in the global and national economies and equity, credit, and commodities markets, worker absenteeism, quarantines, and other health-related restrictions; the duration and severity of the COVID-19 pandemic and the impact on demand for the Company’s products and services, levels of consumer confidence, and supply chains; actions governments, businesses, and individuals take in response to the pandemic and their impact on economic activity and consumer spending, which will impact the Company’s ability to successfully resume full business operations; the pace of recovery when the COVID-19 pandemic subsides; competitive conditions; the Company’s liquidity and the availability of capital; the effects and duration of steps the Company takes in response to the COVID-19 pandemic, including the risk of lease defaults and the inability to rehire or replace furloughed employees; risks that the Company’s current or future business and marketing alliances may not be available to it in the future; risks that default rates may increase and exceed the Company’s expectations; risks related to the Company’s indebtedness, including the potential for accelerated maturities and debt covenant violations; the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic; the impact of the COVID-19 pandemic and other factors on the Company’s ability to pay dividends, including that the risk that future dividends may not be paid at historical rates or at all; the impact of the COVID-19 pandemic on consumers, including, but not limited to, their income, their level of discretionary spending both during and after the pandemic, and their views towards the hospitality and retail industries; and the risk that certain of the Company’s operations, including Bluegreen’s resort management and finance operations, may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC, which is expected to occur no later than May 11, 2020. The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March  31, 2020 (in thousands):

Revenues:	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Sales of VOIs	$45,128	—	—	—	—	—	45,128
Fee-based sales commissions	41,365	—	—	—	—	—	41,365
Other fee-based services	29,314	—	—	—	—	—	29,314
Cost reimbursements	19,120	—	—	—	—	—	19,120
Trade sales	—	—	21,329	17,446	2,110	(8)	40,877
Sales of real estate inventory	—	6,439	—	—	—	—	6,439
Interest income	21,866	104	14	—	-	(668)	21,316
Net losses on sales of real estate assets	—	(47)	—	—	—	—	(47)
Other revenue	—	460	119	—	249	(254)	574
Total revenues	156,793	6,956	21,462	17,446	2,359	(930)	204,086
Costs and expenses:
Cost of VOIs sold	4,099	—	—	—	—	—	4,099
Cost of other fee-based services	22,711	—	—	—	—	—	22,711
Cost reimbursements	19,120	—	—	—	—	—	19,120
Cost of trade sales	—	—	14,770	14,275	735	(8)	29,772
Cost of real estate inventory sold	—	4,632	—	—	—	—	4,632
Interest expense	8,818	—	61	114	3	837	9,833
Recoveries from loan losses, net	—	(3,512)	—	—	—	—	(3,512)
Impairment losses	—	—	24,708	—	3,575	—	28,283
Selling, general and administrative expenses	101,197	2,336	10,900	2,618	1,743	8,059	126,853
Total costs and expenses	155,945	3,456	50,439	17,007	6,056	8,888	241,791
Equity in net earnings of unconsolidated real estate joint ventures	—	551	—	—	—	—	551
Other income (expense)	133	—	39	(3)	—	62	231
Foreign exchange gain	—	—	—	278	—	—	278
Income (loss) before income taxes	$981	4,051	(28,938)	714	(3,697)	(9,756)	(36,645)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March  31, 2019 (in thousands):

	Bluegreen	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$51,731	—	—	—	—	—	51,731
Fee-based sales commissions	45,212	—	—	—	—	—	45,212
Other fee-based services	29,568	—	—	—	—	—	29,568
Cost reimbursements	17,044	—	—	—	—	—	17,044
Trade sales	—	—	22,131	19,343	4,519	(9)	45,984
Sales of real estate inventory	—	4,236	—	—	—	—	4,236
Interest income	22,008	202	15	—	24	(834)	21,415
Net gains on sales of real estate assets	—	1,332	—	—	—	—	1,332
Other revenue	—	684	14	—	451	(319)	830
Total revenues	165,563	6,454	22,160	19,343	4,994	(1,162)	217,352
Costs and expenses:
Cost of VOIs sold	3,848	—	—	—	—	—	3,848
Cost of other fee-based services	22,868	—	—	—	—	—	22,868
Cost reimbursements	17,044	—	—	—	—	—	17,044
Cost of trade sales	—	—	15,397	15,117	1,785	(9)	32,290
Cost of real estate inventory sold	—	2,643	—	—	—	—	2,643
Interest expense	9,506	—	44	140	1	1,457	11,148
Recoveries from loan losses, net	—	(961)	—	—	—	—	(961)
Impairment losses	—	—	—	—	618	—	618
Selling, general and administrative expenses	90,214	2,494	10,211	3,035	3,933	12,106	121,993
Total costs and expenses	143,480	4,176	25,652	18,292	6,337	13,554	211,491
Equity in net losses of unconsolidated real estate joint ventures	—	(17)	—	—	—	—	(17)
Other income	89	162	209	—	6	47	513
Foreign exchange gain	—	—	—	5	—	—	5
Income (loss) before income taxes	$22,172	2,423	(3,283)	1,056	(1,337)	(14,669)	6,362

The following supplemental table presents Bluegreen’s System-wide sales of VOIs (1) and a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2020	2019
Sales of VOIs	$45,128	51,731
Provision for loan losses	30,353	11,153
Gross Sales of VOI's	75,481	62,884
Plus: Fee-based sales	61,908	66,794
System-wide sales of VOIs, net	$137,389	129,678

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table presents BBX Capital’s free cash flow (2) and a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended
	March 31, 2020
	2020	2019
Cash flow from operating activities	$(29,994)	(6,566)
Capital expenditures for property and equipment	(6,549)	(9,693)
Free cash flow	$(36,543)	(16,259)

The following supplemental table presents Bluegreen’s free cash flow (2) and a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended
	March 31, 2020
	2020	2019
Cash flow from operating activities	$(13,826)	10,942
Capital expenditures for property and equipment	(2,966)	(7,507)
Free cash flow	$(16,792)	3,435

(2)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the items excluded from free cash flow are a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents BBX Capital’s EBITDA and Adjusted EBITDA (3) and a reconciliation of BBX Capital’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2020	2019
Net (loss) income	$(30,815)	4,638
(Benefit) provision for income taxes	(5,830)	1,724
Income before income taxes	(36,645)	6,362
Add/(less):
Interest income (other than interest earned on VOI
notes receivable)	(1,168)	(1,253)
Interest expense	9,833	11,148
Interest expense on receivable-backed debt	(4,664)	(5,262)
Franchise taxes	17	34
Depreciation and amortization	5,766	5,623
EBITDA	(26,861)	16,652
EBITDA attributable to noncontrolling interests	(1,839)	(4,196)
(Gain) loss on assets held-for-sale	(44)	9
Foreign exchange gain	(278)	(5)
Impairment losses	28,283	618
Covid-19 incremental costs	106	—
Severance	4,496	—
Adjusted EBITDA	$3,863	13,078

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA (3) and a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2020	2019
Net income	$937	16,869
Provision for income taxes	44	5,303
Income before income taxes	981	22,172
Add/(less):
Interest income (other than interest earned on VOI
notes receivable)	(1,718)	(1,846)
Interest expense (other than interest expense on
receivable-back debt)	4,154	4,244
Franchise taxes	17	34
Depreciation and amortization	3,899	3,365
Bluegreen EBITDA	7,333	27,969
EBITDA attributable to the noncontrolling interest
in Bluegreen/Big Cedar Vacations	(906)	(1,781)
(Gain) loss on assets held-for-sale	(44)	9
Covid-19 incremental costs	106	—
Severance	4,496	—
Adjusted EBITDA	$10,985	26,197

The following supplemental table presents BBX Sweet Holdings’ EBITDA and Adjusted EBITDA (3) and a reconciliation of BBX Sweet Holdings’ net loss to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2020	2019
Net loss	$(28,938)	(3,283)
Provision for income taxes	—	—
Loss before income taxes	(28,938)	(3,283)
Add/(less):
Interest income	(14)	(15)
Interest expense	61	44
Depreciation and amortization	1,433	1,359
Impairment losses	24,708	—
EBITDA	(2,750)	(1,895)
EBITDA attributable to noncontrolling interests	266	115
Adjusted EBITDA	$(2,484)	(1,780)

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA (3) and a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended
	March 31,
	2020	2019
Net income	$711	635
Provision for income taxes	3	421
Income before income taxes	714	1,056
Add:
Interest expense	114	140
Depreciation and amortization	306	405
EBITDA	1,134	1,601
Foreign exchange gain	(278)	(5)
Adjusted EBITDA	$856	1,596

 (3)  The Company defines EBITDA as earnings or net income, before taking into account interest income (excluding interest earned on Bluegreen’s VOI notes receivable), interest expense (excluding interest expense incurred by Bluegreen on financings related to its receivable-backed notes payable), income and franchise taxes, and depreciation and amortization (including Renin’s amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP). For purposes of the Company’s EBITDA calculations for BBX Capital and Bluegreen, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

The Company defines Adjusted EBITDA as EBITDA adjusted for amounts attributable to noncontrolling interests, foreign exchange gains and losses (as exchange rates may vary significantly among companies), and items that the Company believes are not representative of ongoing operating results, including restructuring charges and goodwill impairment losses. Accordingly, severance charges and incremental costs associated with the COVID-19 pandemic were excluded in the computation of BBX Capital’s and Bluegreen’s Adjusted EBITDA for the three months ended March 31, 2020. In addition, impairments of goodwill and long-lived assets primarily resulting from the effects of the COVID-19 pandemic were excluded in the computation of BBX Capital’s and BBX Sweet Holdings’ Adjusted EBITDA for the three months ended March 31, 2020.

The Company considers EBITDA and Adjusted EBITDA to be an indicator of the operating performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin, and they are used to measure their ability to service debt, fund capital expenditures, and expand their businesses. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of the operating performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin that facilitates the comparability of historical financial periods. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the financial performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the financial performance of BBX Capital, Bluegreen, BBX Sweet Holdings, and Renin.